                                                                     EXHIBIT 4.5

                                                                   -------------
                                                                       UNITS

                                                                   -------------
                      CERTIFICATE EVIDENCING COMMON UNITS
              REPRESENTING LIMITED LIABILITY COMPANY INTERESTS IN

                                EOTT ENERGY LLC

This Certificate is Transferable in
  Canton, MA, Jersey City, NJ and                              CUSIP 29412N 10 0
        New York City, NY

EOTT ENERGY LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE "COMPANY"), HEREBY CERTIFIES THAT
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(THE "HOLDER") IS THE REGISTERED OWNER OF                          COMMON UNITS
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representing limited liability company interests in the Company (the "COMMON
UNITS") transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The designations, preferences and relative, participating, optional or other special rights, powers and duties relating to the Common Units are set forth in, and this Certificate and the Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Limited
Liability Company Agreement of EOTT Energy LLC, as amended, supplemented or restated from time to time (the "AGREEMENT"). Copies of the Agreement are on file at, and will be furnished without charge on delivery of written request to the Company at, the principal office of the Company located at 2000 West Sam Houston Parkway South, Suite 400, Houston, Texas 77042. Capitalized terms used herein but not defined shall have the meanings given to them in the Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) executed and agreed to comply with, and to become bound by, the Agreement; (ii) represented and warranted that the holder has all right, power and authority and, if an individual, the capacity, necessary to enter into the Agreement;
(iii) appointed any Person duly authorized by the Board of Directors to act as the true and lawful representative and attorney-in-fact of the Holder, in the name, place and stead of the Holder, to make, execute, sign, deliver and file
(a) any amendment of the Certificate of Formation, (b) any amendment to the Agreement made in accordance with the terms of the Agreement, and (c) all such other instruments, documents and certificates that may from time to time be required by law to effectuate, implement and continue the valid and subsisting existence of the Company or for any other purpose consistent with the Agreement and the transactions contemplated thereunder; (iv) given the powers of attorney provided for in the Agreement; and (v) made the waivers and given the consents and approvals contained in the Agreement.

     This certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent of the Common Units.

     Witness the facsimile signatures of the duly authorized representatives of the Company.


Dated:                                                        EOTT ENERGY LLC


By: /s/ WALTER W. ZIMMERMAN                          By: /s/ DANA R. GIBBS

                SECRETARY                                        PRESIDENT

Countersigned and Registered by:
        EQUISERVE TRUST COMPANY, N.A.
                  as Transfer Agent and Registrar
                            of the Common Units
By:

                           Authorized Signature

                                 ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


        TEN COM -- as tenants in common                 UNIF GIFT MIN ACT --               Custodian
        TEN ENT -- as tenants by the entireties                              -------------           -----------
        JT TEN  -- as joint tenants with the right of                               (Cust)               (Minor)
                   survivorship and not as tenants                           under Uniform Gifts to Minors
                   in common                                                 Act of
                                                                                   ------------------
                                                                                         (State)

   Additional abbreviations, though not in the above list, may also be used.


                                  STOCK POWER


For Value Received, __________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                    ]

_______________________________________________________________________________
            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

___________________________________________________________________Common Units
represented by the Certificate and does hereby irrevocably constitute and appoint
___________________________________________ as attorney-in-fact, to transfer the said Common Units on the books of the within named Company with full power of substitution in the premises.

Dated:
       ------------------------


                                 -----------------------------------------------
                                                    (SIGNATURE)


                                 -----------------------------------------------
                                                    (SIGNATURE)

                         NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                 CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.




      SIGNATURE(S) GUARANTEED BY:
                                 -----------------------------------------------
                                 THE SIGNATURE(S) MUST BE GUARANTEED BY AN
                                 ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                 STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.